UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 30, 2025

ATLAS ENERGY SOLUTIONS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41828	93-2154509
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5918 W. Courtyard Drive, Suite 500

Austin, Texas 78730

(Address of Principal Executive Offices) (Zip Code)

(512) 220-1200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AESI	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 30, 2025, Atlas Energy Solutions Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and Piper Sandler & Co., as representatives of the several underwriters (the “Underwriters”), relating to the previously announced underwritten offering of 11,500,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock” and such offering, the “Offering”).

Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to 1,725,000 additional shares of Common Stock (the “Option”). In connection with the Offering, Ben M. “Bud” Brigham, the Company’s Executive Chairman, purchased an aggregate of approximately 0.2 million shares of Common Stock in the Offering at the public offering price per share. In connection therewith, the Underwriters received a reduced underwriting discount on such shares purchased by Mr. Brigham compared with the other shares sold to the public in the Offering.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and to contribute to any payment that the Underwriters may be required to make because of any of those liabilities.

The Offering was made pursuant to a shelf registration statement on Form S-3 (File No. 333-279434) (the “Registration Statement”) that was filed with the U.S. Securities and Exchange Commission (the “SEC”) and became effective on May 15, 2024, including the prospectus forming a part of the Registration Statement, a preliminary prospectus supplement, which was filed with the SEC on January 30, 2025, and a final prospectus supplement, which was filed with the SEC on February 3, 2025, pursuant to Rule 424(b) under the Securities Act.

The Offering closed on February 3, 2025. The Company intends to use the approximately $254.1 million of net proceeds from the Offering (i) to repay indebtedness, which may include a portion of its secured PIK toggle seller note and outstanding borrowings under its credit facility and term loan credit facility, (ii) to fund a portion of the cash consideration for the Company’s previously announced acquisition of Moser Engine Service, Inc. (d/b/a Moser Energy Systems) (the “Moser Acquisition”), including the election to pay the aggregate transaction consideration in cash in lieu of the issuance of stock consideration (the “Cash Option”) or, if the Cash Option has not been exercised, redemption of the stock consideration, if exercised by the Company, subject to market conditions, and (iii) the remainder, if any, for general corporate purposes, including power-related growth capital expenditures following completion of the Moser Acquisition.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

A copy of the legal opinion of Vinson & Elkins L.L.P. relating to the validity of the issuance and sale of the Common Stock in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 7.01	Regulation FD Disclosure.

On January 30, 2025, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information above is being furnished pursuant to this Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act, or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
1.1	Underwriting Agreement, dated January 30, 2025, by and between Atlas Energy Solutions Inc. and Goldman Sachs & Co. LLC and Piper Sandler & Co., as representatives of the several underwriters.
5.1	Opinion of Vinson & Elkins L.L.P.
23.1	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1 hereto).
99.1	Press release dated January 30, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS ENERGY SOLUTIONS INC.

Date: February 3, 2025
	By:	/s/ John Turner
	Name:	John Turner
	Title:	President and Chief Executive Officer